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SCHEDULE 14A INFORMATION
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
WEBSENSE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

WEBSENSE, INC.
10240 Sorrento Valley Road
San Diego, California 92121
April 16, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Websense, Inc., which will be held at the offices of the Company at 10240 Sorrento Valley Road, San Diego, California on Wednesday, May 30, 2001 at 11:00 a.m. Pacific Daylight Time.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

    In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.

                      Sincerely,
                      John B. Carrington
                      Chairman, President and Chief Executive Officer

San Diego, California

YOUR VOTE IS VERY IMPORTANT
In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

WEBSENSE, INC.
10240 Sorrento Valley Road
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 30, 2001

The Annual Meeting of Stockholders of Websense, Inc. (the "Company") will be held at the executive offices of the Company at 10240 Sorrento Valley Road, San Diego, California on Wednesday, May 30, 2001, 11:00 a.m. Pacific Daylight Time. The following matters are to be acted upon and are more fully described in the Proxy Statement accompanying this Notice:

1.
To elect six directors to serve for their respective staggered terms or until their successors are duly elected and qualified;

2.
To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

3.
To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 10, 2001 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed, dated and returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                      By Order of the Board of Directors
                      Douglas C. Wride,
                       Chief Financial Officer and Corporate Secretary

San Diego, California
Dated: April 16, 2001

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

WEBSENSE, INC.
10240 Sorrento Valley Road
San Diego, California 92121

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 30, 2001

    These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Websense, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 10240 Sorrento Valley Road, San Diego, California (referred to herein as the "Annual Meeting" or the "Meeting") and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed to stockholders of record as of April 10, 2001 beginning on or about April 16, 2001.

PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

SOLICITATION

    The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram. The Company has contracted with U.S. Stock Transfer Corporation ("USST") to solicit proxies on the Board of Directors' behalf.

    The anticipated cost of the proxy distribution expenses by USST is approximately $5,000. USST will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock, and solicit proxy responses from holders of the Company's Common Stock.

VOTING

    The record date for determining those stockholders who are entitled to notice of, and to vote at, the Meeting has been fixed as April 10, 2001. As of April 10, 2001, the Company had approximately 19,842,331 outstanding shares of Common Stock (the "Common Stock"). The Company's Restated Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for transaction of business. Each share of Common Stock is entitled to one vote on matters brought before the Meeting. Stockholders may not cumulate votes in the election of directors. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

    If the enclosed form of proxy is properly signed and returned, the shares represented by the proxy will be voted at the Annual Meeting and will be voted by the proxyholder as specified by the person solicited. If no instructions are given on the executed proxy, the proxy will be voted FOR all nominees and IN FAVOR of all proposals described. You may revoke or change your Proxy at any time before the Annual Meeting by filing with Douglas C. Wride, the Company's Chief Financial Officer and

Secretary, at 10240 Sorrento Valley Road, San Diego, California 92121, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1
Election of Directors

    The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The purpose of this proposal is to implement the classification of the Company's Board of Directors as provided by its Certificate of Incorporation. The Board currently consists of six persons. With the exception of John F. Schaefer, the nominees listed below are currently directors of the Company. If this proposal is approved, the Board will consist of six persons, with three classes consisting of two directors each. The directors in each class shall serve for the respective terms set forth below or until their successors have been duly elected and qualified. Upon the expiration of the term of a particular class as set forth below, directors elected to such a class will serve for a term of three years following such expiration.

    The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Nominees for the Term Ending At the 2004 Annual Meeting of Stockholders

John B. Carrington

Gary E. Sutton

Nominees for the Term Ending At the 2003 Annual Meeting of Stockholders

Bruce T. Coleman

John F. Schaefer

Nominees for the Term Ending At the 2002 Annual Meeting of Stockholders

Robert J. Loarie

Peter C. Waller

Business Experience of Director Nominees

    John B. Carrington, 57, has served as the Company's President and Chief Executive Officer since May 1999 and has served as Chairman since June 1999. Prior to joining Websense, Mr. Carrington was Chairman, President and Chief Executive Officer of Artios, Inc., a provider of hardware and software design solutions to companies in the packaging industry, from August 1996 until it was acquired by BARCO n.a. in December 1998. From September 1991 to October 1995, Mr. Carrington was President and Chief Executive Officer of Digitalk, Inc., a software development tools company, which was merged to form ParcPlace-Digitalk, Inc. Mr. Carrington currently serves on the boards of directors for Interact Corp, a sales automation and e-commerce provider, and Digital Lava, Inc., a provider of video publishing and management tools. He received his B.S. in Business Administration from the University of Texas.

    Bruce T. Coleman, 62, served as our interim Chief Executive Officer from November 1998 to May 1999, and continues to be a Director. Mr. Coleman has served as the Chief Executive Officer of El Salto Advisors, an executive consulting firm, since November 1991. He is currently the interim Chief Executive Officer of Stamps.com, a provider of Internet mailing and shipping services. From October 1999 to May 2000, Mr. Coleman served as Chief Executive Officer of Rogue Wave Software, an enterprise systems software provider. From July 1997 to June 1998, Mr. Coleman served as Chief Executive Officer of Open Horizon, Inc., a provider of Java-based software, and from December 1995 to July 1996, he served as Chief Executive Officer of Computer Network Technology, Inc., a provider of networking hardware and software. From September 1994 to May 1995, Mr. Coleman also served as Chief Executive Officer of Fischer International, a provider of e-mail and security software. He received a B.A. in Economics from Trinity College and an M.B.A. from Harvard Business School.

    Robert J. Loarie, 58, has served as a Director since May 1998. Since August 1992, Mr. Loarie has been a Principal of, and since December 1997, a Managing Director of Morgan Stanley Dean Witter & Co. Incorporated, an investment banking company. Mr. Loarie is currently a managing member of Morgan Stanley Venture Partners III, L.L.C. and Morgan Stanley Dean Witter Venture Partners IV, L.L.C. Mr. Loarie also serves as a director of Adaptec, a computer peripherals company, and Evolving Systems, a telecommunications software and services company. Mr. Loarie received a B.S. in Electrical Engineering from the Illinois Institute of Technology and an M.B.A. from Harvard Business School.

    John F. Schaefer, 58, has been nominated by the Board of Directors to become a Director effective May 2001. Since November 1994, Mr. Schaefer has served as Chairman and Chief Executive Officer of Phase Metrics, a producer of technically advanced process and production test equipment for the data storage industry. From 1992 to 1994, Mr. Schaefer was President, Chief Operating Officer and a Director of McGaw, Incorporated, a producer of intravenous products and devices. From 1989 to 1991, Mr. Schaefer was President, Chief Executive Officer and a Director of Levelor Corporation, a manufacturer of custom window treatment systems. Between 1974 and 1988, Mr. Schaefer was a Corporate Officer and Director of Baker Hughes, Inc., a provider of services and equipment for the oilfield and process industries. Mr. Schaefer served as a Staff Assistant to the President of the United States between 1971 and 1974. He received a B.S. in Engineering from the United States Naval Academy and an M.B.A. from Harvard Business School.

    Gary E. Sutton, 58, has served as a Director since June 1999. Mr. Sutton retired in August 2000 from Skydesk, Inc., a provider of online data protection services, after serving as its President, Chief Executive Officer and Chairman since January 1996. From 1990 to 1995, Mr. Sutton was chairman of Knight Protective Industries, a security systems provider. Mr. Sutton is also a co-founder of Teledesic, Inc., a low-earth orbit telecommunications service. Mr. Sutton authored the book "Profit Secrets of a No-Nonsense CEO" and several other titles. He received his B.S. from Iowa State University.

    Peter C. Waller, 46, has served as a Director since March 2001. From June 1997 to December 2000, Mr. Waller served as the President of Taco Bell Corp., an International food service chain that became a subsidiary of Tricon Global Restaurants after it was spun off from Pepsico in 1997. Mr. Waller previously served as Chief Marketing Officer of Taco Bell Corp. from January 1996 to May 1997. From 1990 to 1995 Mr. Waller held senior marketing positions with KFC, an International food service chain, in Western Europe, Australia and for the last two of these years, as Chief Marketing Officer of the USA operations. During the previous fifteen years, Mr. Waller held various marketing and brand manager responsibilities with Procter and Gamble, an International consumer goods manufacturer, Braun GmbH, an International subsidiary of Gillette Inc. which manufactures small electrical appliances, and Nabisco, an International manufacturer of biscuits, snacks and grocery products, in England, Germany, Canada and the USA. Mr. Waller received his M.A. from Oxford University, England.

Board Meetings and Committees

    The Company's Board of Directors held four meetings during the year ended December 31, 2000. The Board of Directors has an Audit Committee and a Compensation Committee. Each Director nominated for reelection attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, if any, held during the period for which he was a director and (ii) the total number of meetings, if any, held by all committees of the Board on which he served (during the periods that he served).

    The Compensation Committee currently consists of Mr. Loarie, Mr. Coleman, Mr. Sutton and John C. Stiska. Mr. Stiska has not been nominated for reelection to the Board of Directors. The Compensation Committee recommends, reviews and oversees the salaries, benefits and stock option plans for the Company's employees, consultants, directors and other individuals compensated by the Company. The Compensation Committee also reviews the Company's compensation plans. The Compensation Committee had one meeting during the year ended December 31, 2000.

    The Audit Committee currently consists of Mr. Loarie, Mr. Sutton and Mr. Waller each of whom is independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). The Audit Committee assists in selecting the independent auditors, in designating services they are to perform and in maintaining effective communication with those auditors. The Audit Committee met two times during the fiscal year ended December 31, 2000. The Board of Directors has adopted a written charter for the Audit Committee. The charter is attached as an appendix to this proxy statement.

Audit Committee Report

    The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2000. The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S) 380). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountants the independent accountants' independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

Director Compensation

    Directors do not receive cash compensation for their service on our Board of Directors. Non-employee directors are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors and its committees.

    Under the Automatic Option Grant Program in effect under the Company's 2000 Stock Incentive Plan (the "2000 Plan"), each individual who first joins the Board of Directors as a non-employee Board Member anytime after March 28, 2000 will receive, on the date of such initial election or appointment, an automatic option grant to purchase 50,000 shares of the Company's Common Stock, provided that such person has not previously been in the employ of the Company (as such terms are defined in the 2000 Plan). In addition, on the date of each Annual Stockholders meeting held after March 28, 2000, each individual who continues to serve as a non-employee Board Member will automatically be granted an option to purchase 2,500 shares of the Company's Common Stock, provided such individual has served as a non-employee Board Member for at least six months prior to such meeting. Each grant under the Automatic Option Grant Program is immediately exercisable and will have an exercise price per share equal to the fair market value per share of the Company's Common Stock at the Nasdaq close on the option grant date, and will have a maximum term of 10 years, subject to earlier termination or repurchase should the director cease to serve as a Board Member. The shares subject to each initial 50,000-share automatic option grant will vest in a series of four successive equal annual installments upon the optionee's completion of each year of Board Service over the four-year period measured from the grant date. The shares subject to each annual 2,500-share automatic option grant will vest upon the optionee's completion of one year of Board Service measured from the grant date. However, the shares will immediately vest in full upon changes in control or ownership or upon the optionee's death or disability.

Recommendation of the Board of Directors

    The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

Proposal 2

Ratification of Independent Auditors

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent public auditors for the Company during the 2000 Fiscal Year, to serve in the same capacity for the year ending December 31, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

  Audit Fees

    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and other audit related services for such fiscal year were $110,000.

  Audit Related Fees

    The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with registration statements related to the Company's initial public offering for fiscal year 2000 were $218,000.

  Financial Information Systems Design and Implementation Fees

    The Company incurred no expenses from Ernst & Young LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for fiscal year 2000.

  All Other Fees

    The aggregate fees billed by Ernst & Young LLP for professional services other than as stated under the captions "Audit Fees", "Audit Related Fees" and "Financial Information Systems Design and Implementation Fees" above were $40,000 which consisted of income tax consulting and compliance services. The audit committee considers the provision of these services to be compatible with maintaining the independence of Ernst & Young LLP.

  Recommendation of the Board of Directors

    The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001.

Other Matters

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

    The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 31, 2001, by:

  •
  each person or group of affiliated persons known by us to own beneficially more than 5% of our outstanding common stock;

  •
  each current director and nominee for director;

  •
  each of our directors and our executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement; and

  •
  all current directors and executive officers as a group.

    Except as otherwise noted, the address of each person listed in the table is c/o Websense, Inc., 10240 Sorrento Valley Road, San Diego, California 92121. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. The applicable percentage of ownership for each stockholder is based on 19,842,331 shares of common stock outstanding as of March 31, 2001, together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned that are exercisable on or before May 30, 2001 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address	Number of Shares Beneficially Owned	Percent (%)
Named Executive Officers, Directors and Nominees for Directors:
John B. Carrington(1)	688,231	3.39%
Harold Kester (2)	41,875	*
Douglas C. Wride(3)	102,777	*
J. Cleve Adams(4)	164,166	*
Andrew Meyer(5)	47,500	*
Bruce T. Coleman(6)	111,666	*

Robert J. Loarie(7) c/o Morgan Stanley Dean Witter Venture Partners 3000 Sand Hill Road Building Four, Suite 250 Menlo Park, California 94025	734,195	3.70%
John F. Schaefer	3,000	*
John C. Stiska	100,000	*
Gary E. Sutton(8)	28,958	*
Peter C. Waller	—	—
Other 5% Stockholders
Capital Group International Inc. 11100 Santa Monica Boulevard, 15th Floor Los Angeles, CA 90025-3384(9)	1,309,600	6.60%
Firsthand Capital Management Inc. 125 S. Market, Suite 1200 San Jose, CA 95113(10)	1,120,000	5.64%
Philip G. Trubey P.O. Box 1285 Rancho Santa Fe, CA 92067(11)	3,545,400	17.87%
Janet McVeigh P.O. Box 1285 Rancho Santa Fe, CA 92067(12)	3,545,400	17.87%
All of our officers and directors as a group (14 persons)	1,447,387	6.96%

*
Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
Includes 487,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2001.

(2)
Consists of 41,875 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2001.

(3)
Includes 68,750 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2001.

(4)
Consists of 164,166 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2001.

(5)
Consists of 47,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2001.

(6)
Includes 21,666 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2001.

(7)
Includes 584,872 shares held by Morgan Stanley Venture Partners III, L.P.; 56,158 shares held by Morgan Stanley Venture Investors III, L.P.; 25,638 shares held by The Morgan Stanley Venture Partners' Entrepreneur Fund, L.P. Mr. Loarie is a general partner of each of these entities and is therefore deemed to exercise voting and investment power over all of the shares. Mr. Loarie, a managing member of each of these entities, disclaims beneficial ownership in such shares, except to the extent of his pecuniary interest in each of the limited partnerships. Mr. Loarie holds 81,813 shares he received in distributions from the above entities.

(8)
Includes 23,958 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2001.

(9)
Based on information contained in Schedule 13G filed with the SEC on December 29, 2000. Capital Group International Inc. claims sole investment control with respect to all of such shares and sole voting control with respect to 1,085,600 of such shares.

(10)
Based on information contained in Schedule 13G filed with the SEC on December 31, 2000.

(11)
Includes 2,580,400 shares held by Philip G. Trubey and 965,000 shares held by Janet A. McVeigh, Mr. Trubey's spouse. Based on information contained in Forms 4 filed with the SEC and Restricted Sale Opinion Letters.

(12)
Includes 965,000 shares held by Ms. McVeigh and 2,580,400 shares held by Philip G. Trubey, Ms. McVeigh's spouse. Based on information contained in Forms 4 filed with the SEC and Restricted Sale Opinion Letters.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

    The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus for the fiscal year ended December 31, 2000 was in excess of $100,000 for services rendered in all capacities to the Company. No executive officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 2000 Fiscal Year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Securities Underlying Stock Options Granted
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation			All Other Compensation
John B. Carrington (1) Chairman, President and Chief Executive Officer	2000 1999 1998	$ $ $	213,539 130,772 —	$ $ $	102,115 94,121 —	$ $ $	— — —	0 1,300,000 0	$ $ $	— — —
Harold M. Kester (2) Chief Technology Officer	2000 1999 1998	$ $ $	160,154 69,519 —	$ $ $	23,912 16,731 —	$ $ $	— — —	0 150,000 0	$ $ $	— 5,000 —
Douglas C. Wride (3) Vice President and Chief Financial Officer	2000 1999 1998	$ $ $	162,692 69,808 —	$ $ $	59,265 16,731 —	$ $ $	— — —	0 300,000 0	$ $ $	— — —
J. Cleve Adams (4) Vice President of Sales	2000 1999 1998	$ $ $	120,000 120,000 120,000	$ $ $	128,050 166,671 83,289	$ $ $	— — —	0 80,000 0	$ $ $	— — —
Andrew Meyer (5) Vice President of Marketing	2000 1999 1998	$ $ $	198,462 62,115 —	$ $ $	29,677 14,615 —	$ $ $	— — —	200,000 0	$ $ $	— — —

(1)
Mr. Carrington commenced employment in May 1999.

(2)
Mr. Kester commenced employment in June 1999. Other compensation represents consulting fees paid during 1999 before Mr. Kester became an employee of the company.

(3)
Mr. Wride commenced employment in June 1999.

(4)
Bonus represents commissions earned during 2000, 1999 and 1998.

(5)
Mr. Meyer commenced employment in August 1999.

Stock Options

    No options were granted to the Named Executive Officers in the year 2000.

Option Exercises and Holdings

    The following table provides information, with respect to the Named Executive Officers, concerning the shares acquired during the year ended December 31, 2000, and the value realized upon exercise of stock options during the last fiscal year and unexercised options held as of the end of the fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2000
					Value of Unexercised In-the-Money Options at December 31, 2000 (2)
	Shares Acquired on Exercise
		Value Realized (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John B. Carrington	0	$0	385,937	589,063	$5,403,118	$8,246,882
Harold M. Kester	15,000	$250,160	41,250	93,750	$567,188	$1,289,063
Douglas C. Wride	0	$0	37,500	187,500	$515,625	$2,578,125
J. Cleve Adams	25,000	$370,000	148,125	76,875	$2,107,688	$1,085,813
Andrew Meyer	20,000	$310,000	46,666	133,334	$606,658	$1,733,342

(1)
Amount based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the option.

(2)
Calculated on the basis of the fair market value of the underlying securities at December 31, 2000 ($14.50) minus the exercise price of the option.

Employee Contracts and Change of Control Arrangements

    Employment Agreement of John B. Carrington.  Upon his initial employment with the Company in May 1999, the Company entered into an employment agreement with Mr. Carrington to serve as President and Chief Executive Officer. This agreement provides for an initial term of two years which term shall be automatically extended for successive one-year periods unless terminated by the Company prior to April 30 of any year. The agreement has not been terminated by the Company. The agreement provides that Mr. Carrington's salary and bonus shall be determined by the Company's Board of Directors but shall not be less than $200,000 per year. Under his employment agreement, Mr. Carrington was granted an option to purchase 975,000 shares of the Company's common stock, which vests over a four-year period, 25% of which vested upon the completion of one year of service and the remainder vesting in equal monthly installments over the next 36 months of service. Upon a change in control, all of Mr. Carrington's option shares that remain unvested will vest in full. Mr. Carrington was also granted an option to purchase 325,000 shares of the Company's common stock, which he exercised in May 1999 and which is now fully vested.

    If Mr. Carrington's employment is terminated by the Company other than for cause, or is terminated by Mr. Carrington upon breach of his employment agreement by the Company, he is entitled to receive, as severance, a lump sum payment equal to 50% of his base salary and 50% of his average annual bonus earned under this agreement. Notwithstanding the foregoing, if within two years following a change of control, Mr. Carrington's employment is terminated by the Company other than for cause, is terminated by Mr. Carrington upon breach of his employment agreement by the Company, or is constructively terminated, he is entitled to receive, as severance, a lump sum payment equal to 150% of his base salary and 150% of his average annual bonus earned under this agreement.

    Employment Agreement of Douglas C. Wride.  In June 1999, the Company entered into an employment agreement with Mr. Wride to serve as Chief Financial Officer. This agreement provides that Mr. Wride will be employed "at will" and paid an annual base salary of at least $150,000. In addition, Mr. Wride will be eligible to receive a bonus of up to 20% of his annual base salary. The Company's Board of Directors retains discretion to grant Mr. Wride additional compensation. Under his employment agreement, Mr. Wride was granted an option to purchase 300,000 shares of the Company's common stock, which vest in equal monthly installments over a four-year period. Mr. Wride was granted the option to purchase 75,000 of his option shares at any time during his first year of employment. If Mr. Wride's employment had been terminated before these 75,000 options vested, the Company had the right to repurchase at cost any unvested shares which he may have acquired upon exercise of such options. Mr. Wride exercised the option to purchase these 75,000 shares in September 1999 and such shares were fully vested as of July 2000.

    If Mr. Wride's employment is terminated by the Company other than for cause, he is entitled to receive, as severance, six months of continuation of his base salary and he will also be entitled to vest in the number of shares of the Company's common stock that would have become vested under his options if his employment had continued for an additional six months. Notwithstanding the foregoing, if within one year following a change of control, Mr. Wride is terminated other than for cause, he is entitled to receive, as severance, one year of continuation of his base salary and he will also be immediately vested in all of his option shares.

    No formal employment contract exists with any of the other Named Executive Officers of the Company.

Compensation Committee Interlocks and Insider Participation

    In 2000, Mr. Loarie, Mr. Coleman, Mr. Stiska and Mr. Sutton served as members of the Company's Compensation Committee. Mr. Stiska has not been nominated for reelection to the Company's Board of Directors. Except for Mr. Coleman, who served as the Company's interim Chief Executive Officer from November 1998 to May 1999, no member of the compensation committee has been an officer or employee of the Company at any time. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Company's board of directors or compensation committee.

Board Compensation Committee Report on Executive Compensation

    Overview and Philosophy.  The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Company's Chief Executive Officer and each of the other executive officers of the Company.

    The Committee has adopted the following objectives as guidelines for its compensation decisions:

  •
  Provide a competitive total compensation package that enables the Company to attract and retain key executives.

  •
  Integrate all compensation programs with the Company's short-term and long-term business objectives and strategic goals.

  •
  Ensure that compensation is meaningfully related to the value created for stockholders.

    Executive Officer Compensation Program Components.  The Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash incentive compensation and long-term compensation in the form of stock options. The base salary for the Company's Chief Executive Officer for fiscal year 2000 was determined in the manner set forth below for the Company's executive officers. The annual performance bonus for the Company's Chief Executive Officer for fiscal year 2000 was based upon the Company's attainment of certain billings performance targets established by the Compensation Committee.

    Base Salary.  Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the local software industry and other companies with which the Company competes for personnel. In addition, the Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in raising capital, creation of stockholder value and achievement of specific Company milestones. The Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior 12 months; (ii) the individual's increased responsibilities over the prior 12 months; and (iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

    Annual Incentive Compensation.  The Company's officers are eligible to receive quarterly and annual cash incentive compensation based on achieving defined specific goals and objectives during the fiscal year. This compensation is intended to provide a direct financial incentive in the form of quarterly and annual cash bonuses to executives who achieve the Company's defined specific goals. Individual contributions are also considered in determining cash bonuses. The achievement of individual accomplishments represent 20% of the total incentive compensation and the achievement of corporate financial goals represent 80% of the total. Bonus awards are set at a level competitive within the local software and high technology industries as well as among a broader group of technology companies of comparable size and complexity. Such companies are not necessarily included in the indices used to compare stockholder returns in the Stock Performance Graph.

    Long-Term Incentive Compensation.  The 2000 Stock Incentive Plan is the Company's long-term incentive plan for executive officers and, to a lesser degree, all other employees. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interests of stockholders and executives will be more closely aligned.

    Generally, stock options are granted every year with exercise prices equal to the prevailing market value of the Company's Common Stock on the date of grant, have 10-year terms and have vesting periods of four years. Awards are made at a level calculated to be competitive within both the local software industry and a broader group of technology companies of comparable size and complexity.

Summary

    After its review of all existing programs, the Committee continues to believe that the Company's compensation program for its executive officers is competitive with the compensation programs provided by other companies with which the Company competes. The Committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of Company goals and annual financial and operational results.

    COMPENSATION COMMITTEE

    Bruce T. Coleman

    Robert J. Loarie

    John C. Stiska

    Gary E. Sutton

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return of the Company's common stock to the weighted average return of stocks of companies included in the Nasdaq Stock Market—U.S. and a Nasdaq peer group index consisting of Computer and Data Processing Services companies from March 28, 2000 (the date the Company's common stock began to trade publicly) through December 29, 2000. The Company's fiscal year ends on December 31. The total return for each of the Company's Common Stock, the Nasdaq Stock Market—U.S. and the Nasdaq Computer and Data Processing Services Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The Nasdaq Stock Market—U.S. tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. The Nasdaq Computer and Data Processing Services Index consists of companies with a Standard Industrial Classification Code identifying them as Computer and Data Processing Services companies. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

	3/28/00	3/31/00	6/30/00	9/29/00	12/29/00
Websense, Inc.	100.00	100.65	52.63	49.86	30.37
Nasdaq Stock Market - U.S.	100.00	94.72	82.36	75.78	50.74
Nasdaq Computer and Data Processing Services	100.00	91.17	74.42	68.83	42.47

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Stock option grants to the Company's directors are described in connection with Proposal 1, under the caption "Director Compensation."

    The Company has entered into indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify each director or officer against certain expenses, including attorneys' fees, judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer. These agreements also require the Company to advance expenses incurred by the individual in connection with any proceeding against him or her with respect to which such individual may be entitled to indemnification by the Company.

    Some of the Company's stockholders are entitled to have their shares registered by the Company for resale.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of Forms 3, 4 & 5 and amendments thereto furnished to the Company, the Company believes that, during the period from January 1, 2000 through December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met in a timely manner with the exception that an Initial Statement of Beneficial Ownership (Form 3) was not filed for Geoff Haggart upon his employment as the Company's Vice President of Europe, Middle East and Africa Sales in February 2000.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Stockholder proposals that are intended to be presented at our 2002 annual meeting must be received no later than December 17, 2001, in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all the other requirements as specified in our bylaws. In addition, the proxy solicited by the Board of Directors for the 2002 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 2, 2002. Stockholders are also advised to review the Company's Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals.

ANNUAL REPORT

    A copy of the Annual Report of the Company for 2000 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

    The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 29, 2001. The Company will mail without charge to stockholders, upon written request, a copy of the Form 10-K, including the financial statements, schedules and list of exhibits. Requests should be sent to Websense, Inc., 10240 Sorrento Valley Road, San Diego, California 92121, Attention: Chief Financial Officer.

                      BY ORDER OF THE BOARD OF DIRECTORS
                      /s/ Douglas C. Wride

                      Douglas C. Wride,
                       Chief Financial Officer and Corporate Secretary

Dated: April 16, 2001

APPENDIX

WEBSENSE, INC.

AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

    The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more independent directors.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

    The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

      1.  Review this Charter at least annually and recommend any changes to the Board.

      2.  Review the organization's annual financial statements and any other relevant reports or other financial information.

      3.  Review the regular internal financial reports prepared by management and any internal auditing department.

      4.  Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

      5.  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

A-1

      6.  Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

      7.  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

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PROXY WEBSENSE, INC. PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 30, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints John B. Carrington and Douglas C. Wride, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Annual Meeting of Stockholders of Websense, Inc., to be held on Wednesday, May 30, 2001, or at any postponements or adjournments thereof, as specified below with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes all previous proxies and acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 30, 2001.

THIS PROXY CONFERS ON THE PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINATED DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS.

/x/
Please mark your votes as in this example.
1.
To elect the following six-member board of directors, its members to serve for staggered terms as follows: John B. Carrington and Gary E. Sutton to serve for a term ending upon the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified; Bruce T. Coleman and John F. Schaefer to serve for a term ending upon the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and Robert J. Loarie and Peter C. Waller to serve for a term ending upon the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

/ / FOR all nominees listed above (except as marked to the contrary)

/ / WITHHOLD AUTHORITY to vote for the nominees listed above

To withhold authority to vote for any nominee, strike a line through the nominee's name set forth above.

2.
To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

/ / FOR                  / / AGAINST                   / / ABSTAIN

3.
In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. / /

  The Board of Directors recommends a vote FOR the directors listed above and a vote for each of the listed proposals. Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposals 1, 2 and 3 and will be voted by the proxyholder at his discretion as to any other matters properly transacted at the meeting or any adjournments thereof.

Check here for / /
address change

                            NAME OF STOCKHOLDER

                            AUTHORIZED SIGNATURE(S)

                            DATE

                            Note: If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

QuickLinks

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
PURPOSE OF MEETING
SOLICITATION
VOTING
PROXIES
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
Proposal 2 Ratification of Independent Auditors
Other Matters
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
ANNUAL REPORT
FORM 10-K
APPENDIX WEBSENSE, INC. AUDIT COMMITTEE CHARTER